Exhibit 23.2


INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement Nos. 33-45177 and 33-43557 of Secom General Corporation on Form S-8 of our report dated December 5, 1997 (January 11, 1999 as to Note 2), appearing in this Annual Report on Form 10-K of Secom General Corporation for the year ended September 30, 1999.




/s/ Deloitte & Touche LLP



Detroit,  Michigan
December 27, 1999


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